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                                                                    EXHIBIT 99.1

                            TRANSOCEAN OFFSHORE INC.
                          P.O. Box 265GT, Walker House
                          Grand Cayman, Cayman Islands

                                    P R O X Y

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, revoking any proxy heretofore given in connection with the Extraordinary General Meeting, hereby appoints J. Michael Talbert, Robert L. Long and Eric B. Brown, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Extraordinary General Meeting of Transocean Offshore Inc. to be held on December 10, 1999, at 4 Greenway Plaza, Room C-100 (Mall Level), Houston Texas, at 4:00 p.m., Houston time, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows:

         The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED "FOR" APPROVAL OF ITEMS 1 THROUGH 5. The undersigned hereby acknowledges receipt of notice of, and the joint proxy statement/prospectus for, the aforesaid Extraordinary General Meeting.

           (Continued and to be signed and dated on the reverse side)

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        THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF ITEMS 1 THROUGH 5.

Item 1. Approval of the increase of our authorized ordinary share capital to $3,000,000, consisting of 300,000,000 ordinary shares, par value $0.01 per share.

            FOR [ ]           AGAINST [ ]           ABSTAIN [ ]


Item 2. Approval of the issuance of ordinary share under the terms of the Agreement and Plan of Merger, dated as of July 12, 1999, among Schlumberger Limited, Sedco Forex Holdings Limited, Transocean Offshore Inc. and our wholly owned subsidiary Transocean SF Limited, attached to the accompanying joint proxy statement/prospectus as Annex A.

            FOR [ ]           AGAINST [ ]           ABSTAIN [ ]


Item 3. Approval of the change of our name to "Transocean Sedco Forex Inc." as a special resolution to be implemented only upon completion of the Merger under the Agreement and Plan of Merger.

            FOR [ ]           AGAINST [ ]           ABSTAIN [ ]


Item 4. Approval of the amendment of our Long-Term Incentive Plan to, among other things, increase the number of ordinary shares reserved for issuance under the plan from 6,300,000 to 13,300,000.

            FOR [ ]           AGAINST [ ]           ABSTAIN [ ]


Item 5. Approval of the amendment of our Employee Stock Purchase Plan to increase the number of ordinary shares reserved for issuance under the plan from 250,000 to 750,000.

            FOR [ ]           AGAINST [ ]           ABSTAIN [ ]
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ITEM 6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                            Change of address and/or Comments
                                            Mark Here [ ]

                                            Date
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                                                           Signature

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                                                           Signature

                                            Sign exactly as name appears hereon.
                                            (If shares are held by joint
                                            tenants, both should sign. If
                                            signing as Attorney, Executor,
                                            Administrator, Trustee or Guardian,
                                            please give your title as such. If
                                            the signer is a corporation, please
                                            sign in the full corporate name by
                                            duly authorized officer.)

                                            Votes must be indicated [X] in
                                            Black or Blue Ink.

        (Please sign, date and return this proxy promptly in the enclosed postage prepaid envelope.)